Exhibit 99.1

Oramed Submits Pre-IND Meeting Request to FDA for its Oral
Exenatide Capsule ORMD-0901

ORMD-0901 is Company’s second product to begin working toward clinical trials in the US

JERUSALEM July 30, 2013—Oramed Pharmaceuticals Inc. (NASDAQCM: ORMP) (www.oramed.com), a developer of oral drug delivery systems, announced today that it submitted a pre-Investigational New Drug (pre-IND) meeting request to the U.S. Food and Drug Administration (FDA) for a US-based trial on its orally ingestible exenatide capsule, ORMD-0901.

Nadav Kidron, CEO of Oramed, commented, “We are very pleased to have submitted this pre-IND meeting request letter as part of our efforts to advance ORMD-0901 into US clinical trials. We look forward to the FDA’s response and preparing ourselves accordingly in our efforts leading up to full IND submission on our second product.”

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines currently delivered via injection. Established in 2006, Oramed's technology is based on over 30 years of research by top research scientists at Jerusalem's Hadassah Medical Center. Oramed is seeking to revolutionize the treatment of diabetes through its proprietary flagship product, an orally ingestible insulin capsule (ORMD-0801) currently initiating Phase 2 clinical trials on patients with type 2 diabetes (T2DM) under an Investigational New Drug application with the U.S. Food and Drug Administration, and with its oral exenatide capsule (ORMD-0901; a GLP-1 analog), with trials on healthy volunteers (Phase 1b) and T2DM patients (Phase 2a) underway. The company's corporate and R&D headquarters are based in Jerusalem.

For more information, the content of which is not part of this press release, please visit www.oramed.com

Forward-looking statements: This press release contains forward-looking statements. For example, we are using forward-looking statements when we discuss our clinical trials, any future meetings with the FDA, our anticipated IND submission regarding ORMD-0901, or revolutionizing the treatment of diabetes with our products. These forward-looking statements and their implications are based on the current expectations of the management of Oramed only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval or patent protection for our product candidates; competition from other pharmaceutical or biotechnology companies; and our ability to obtain additional funding required to conduct our research, development and commercialization activities. In addition, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; delays or obstacles in launching our clinical trials; changes in legislation; inability to timely develop and introduce new technologies, products and applications; lack of validation of our technology as we progress further and lack of acceptance of our methods by the scientific community; inability to retain or attract key employees whose knowledge is essential to the development of our products; unforeseen scientific difficulties that may develop with our process; greater cost of final product than anticipated; loss of market share and pressure on pricing resulting from competition; laboratory results that do not translate to equally good results in real settings; our patents may not be sufficient; and final that products may harm recipients, all of which could cause the actual results or performance of Oramed to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Oramed undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting Oramed, reference is made to Oramed's reports filed from time to time with the Securities and Exchange Commission.

Company Contact:
Oramed Pharmaceuticals
Aviva Sherman
Office: +972-2-566-0001
Mobile: +972-54-792-4438
Email: aviva@oramed.com

Oramed Pharmaceuticals, Inc.   |    Kefar Hi-Tech 2/5 Po Box 39098, Jerusalem, Israel 91390.   |    www.oramed.com

Phone: 011-972-2-566-0001   |    Fax: 011 972-2-566-0004  |    Email: office@oramed.com